Testing the Waters Materials Related to Series #HONUS2

From the Rally App:

#HONUS2

’10 TIP-TOP BREAD HONUS WAGNER CARD

THIS INITIAL OFFERING IS COMING SOON!


PITTSBURGH

CURRENT VALUE: $100,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#HONUS2

'10 TIP-TOP BREAD HONUS WAGNER CARD

C.O.A.

FINANCIALS

Initial Offering Share Price	$10.00
Number of Shares	10,000
Initial Offering Market Cap.	$100,000
Storage Location	Rally

ASSET SPECIFICATIONS

Sport	Baseball
Professional League	MLB
Player	Honus Wagner
Team	Pittsburgh Pirates
Year / Season	1910
Memorabilia Type	Trading Card
Manufacturer	Tip Topp Bread
Rarity	1 of 3 (PSA 5)
Authentication	PSA
Grade	5
Certification No.	16890381

DESCRIPTION OF SERIES 1910 HONUS WAGNER CARD

Investment Overview

- Upon completion of the Series #HONUS2 Offering, Series #HONUS2 will purchase a 1910 Tip-Top Bread Honus Wagner Card graded PSA 5 for Series #HONUS2 (The "Series 1910 Honus Wagner Card" or the "Underlying Asset" with respect to Series #HONUS2, as applicable), the specifications of which are set forth below.
- Honus Wagner was a Hall of Fame professional baseball player who won 8 Batting Titles and 1 World Series over his 21-season career.
- The 1910 Tip-Top Breas Pittsburgh Pirates D322 baseball card set was produced to honor the 1909 World Series-winning Pirates and featured the team's most prominent members, including their shortstop, Honus Wagner.
- The Underlying Asset is a 1910 Tip-Top Bread Honus Wagner Card graded PSA 5.

Asset Description

Overview & Authentication

- Honus Wagner was born on February 24, 1874, in Chartiers, Pennsylvania.
- Wagner made his MLB debut on July 19, 1897, for the Louisville Colonels at the age of 23.
- On December 8, 1899, Wagner was traded to the Pirates along with 11 other players in return for four players and $25,000.
- In October 1909, the Pirates beat the Tigers in a 7-game series to secure the World Series Title. Wagner batted .333 in the series with 6 RBI's and 4 runs scored.
- During Wagner's career he accumulated 3,420 hits, 1,739 runs, 723 stolen bases and a batting average of .328.
- Wagner was inducted in the Baseball Hall of Fame in 1936.
- Wagner died on December 6, 1955, at the age of 81.
- The 1910 Tip-Top Breads Pittsburgh Pirates D322 baseball card set features portraits of the members of the 1909 Pirates World Series Championship Team. The card-backs include the following text: "Root for Tip-Top Bread and the Pirates – 25 Most Prominent Members." Additionally, instructions are included at the bottom of the card-back for collectors to ""Save 50 labels from TIP-TOP BREAD and secure this entire series (25 cards) free."
- Wagner's T206 Card is one of the most famous baseball cards in history, often called the "holy grail" of sports cards.
- The Underlying Asset has been issued a grade of EX 5 by Professional Sports Authenticators (PSA) with Certification No. 16890381.

Notable Features

- The Underlying Asset is a 1910 Tip-Top Bread Honus Wagner Card graded PSA 5.
- The Underlying Asset is 1 of 3 1910 Tip-Top Bread Honus Wagner Card examples graded PSA 5 with 0 graded higher.

Notable Defects

- The Underlying Asset's condition is consistent with its condition grade from PSA.

DESCRIPTION OF SERIES 1910 HONUS WAGNER CARD

Investment Overview

- Upon completion of the Series #HONUS2 Offering, Series #HONUS2 will purchase a 1910 Tip-Top Bread Honus Wagner Card graded PSA 5 for Series #HONUS2 (The "Series 1910 Honus Wagner Card" or the "Underlying Asset" with respect to Series #HONUS2, as applicable), the specifications of which are set forth below.
- Honus Wagner was a Hall of Fame professional baseball player who won 8 Batting Titles and 1 World Series over his 21-season career.
- The 1910 Tip-Top Breas Pittsburgh Pirates D322 baseball card set was produced to honor the 1909 World Series-winning Pirates and featured the team's most prominent members, including their shortstop, Honus Wagner.
- The Underlying Asset is a 1910 Tip-Top Bread Honus Wagner Card graded PSA 5.

Asset Description

Overview & Authentication

- Honus Wagner was born on February 24, 1874, in Chartiers, Pennsylvania.
- Wagner made his MLB debut on July 19, 1897, for the Louisville Colonels at the age of 23.
- On December 8, 1899, Wagner was traded to the Pirates along with 11 other players in return for four players and $25,000.
- In October 1909, the Pirates beat the Tigers in a 7-game series to secure the World Series Title. Wagner batted .333 in the series with 6 RBI's and 4 runs scored.
- During Wagner's career he accumulated 3,420 hits, 1,739 runs, 723 stolen bases and a batting average of .328.
- Wagner was inducted in the Baseball Hall of Fame in 1936.
- Wagner died on December 6, 1955, at the age of 81.
- The 1910 Tip-Top Breads Pittsburgh Pirates D322 baseball card set features portraits of the members of the 1909 Pirates World Series Championship Team. The card-backs include the following text: "Root for Tip-Top Bread and the Pirates – 25 Most Prominent Members." Additionally, instructions are included at the bottom of the card-back for collectors to ""Save 50 labels from TIP-TOP BREAD and secure this entire series (25 cards) free."
- Wagner's T206 Card is one of the most famous baseball cards in history, often called the "holy grail" of sports cards.
- The Underlying Asset has been issued a grade of EX 5 by Professional Sports Authenticators (PSA) with Certification No. 16890381.

Notable Features

- The Underlying Asset is a 1910 Tip-Top Bread Honus Wagner Card graded PSA 5.
- The Underlying Asset is 1 of 3 1910 Tip-Top Bread Honus Wagner Card examples graded PSA 5 with 0 graded higher.

Notable Defects

- The Underlying Asset's condition is consistent with its condition grade from PSA.

#HONUS2 | $100K

COMPARABLE ASSET VALUE



ASSET VALUE

+187.6%

TRANSACTIONS

8

“Honus Wagner was and remains the greatest shortstop ever.”

ESPN

July 2016

#HONUS2

'10 TIP-TOP BREAD HONUS WAGNER CARD

The name Honus Wagner is typically associated with the holy grail of sports cards, his T206 card, but the Hall of Famer has another vintage card with tantalizing rarity. In 1910, Tip-Top Bread released a baseball card set honoring the winners of the 1909 World Series, the Pittsburgh Pirates. #HONUS2 is a 1910 Tip-Top Bread Honus Wagner Card graded PSA 5. With just 32 graded in the entire PSA population, #HONUS2 is among just 3 examples graded PSA 5, with none higher.

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#HONUS2 | *Visuals*

The 1910 Tip-Top Bread featured a promotion on their card-backs: “Save 50 labels from TIP-TOP BREAD and secure this entire series (25 cards) free.”

LAUNCH GALLERY ›

#HONUS2 | *Timeline*

Feb. 1874 — Honus Wagner is born in Chartiers, Pennsylvania.

Jul. 1897 — Wagner makes his MLB debut for the Louisville Colonels at age 23.

Dec. 1899 — Along with 11 other players, Wagner is traded to the Pittsburgh Pirates.

Oct. 1909 — The Pirates beat the Tigers in a 7-game series to secure the World Series Title. Wagner bats .333 in the series with 6 RBI's and 4 runs scored.

Jan. 1910 — To honor the World Series Champions, Tip-Top Bread releases a baseball card set of some of the team's most important players. #HONUS2 is printed.